SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2014

ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On November 6, 2014, Arista Networks, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2014. In the press release, the Company also announced that it would be holding a conference call on November 6, 2014 to discuss its financial results for the quarter ended September 30, 2014. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01     Other Events

On November 7, 2014, Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., on behalf of the underwriters, at the request of Arista, consented to the release of lock-up restrictions for Arista employees for up to 50% of the vested shares of our common stock held by them effective November 11, 2014. The partial release does not apply to executive officers, directors, employees who have entered into Rule 10b5-1 trading plans or non-employee stockholders. Approximately 3.7 million shares of Arista’s vested common stock and vested options to purchase approximately 1.8 million shares of Arista’s common stock will be released from the lockup restrictions on November 11, 2014. On December 2, 2014, the remaining lockup restrictions are scheduled to expire with respect to approximately 53.0 million shares of Arista’s vested common stock and vested options to purchase approximately 2.4 million shares of Arista’s common stock.

ITEM 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by Arista Networks, Inc. dated November 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

November 6, 2014	By: /s/ Kelyn Brannon
Kelyn Brannon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Arista Networks, Inc. dated November 6, 2014